Exhibit 99.2

Third Quarter Fiscal Year 2008 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent reports on Form 10-Q and Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, the effects of the current downturn in the homebuilding industry; changes in national or regional economic or business conditions, including employment levels and interest rates; competition; customer cancellations; shortages or price changes in raw materials or labor; the effects of recent disruptions in the mortgage financing industry, including tightening of credit and reduction in liquidity; the availability of adequate sources of financing; our ability to generate cash from sales of assets and other sources that supplement our existing capital resources; and other factors that could affect demand for our homes or mortgage loans or the profitability of our operations. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from the expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Housing market continues to correct Tighter mortgage underwriting standards producing further price declines Generated positive cash flow from operations, lowered debt and reduced investment in joint ventures Consistent, well-tested strategy being executed by experienced management team

Decisive actions position Centex for success Selling homes at an even pace, emphasizing pre-sales and tightly controlling inventory Continuing to structure for profitability Systematically reducing land and land development expenditures

Aggressively building a better Centex Increasing relative share position in markets that will provide best returns Focused on asset efficiency and a more flexible land position Improving core Centex business processes Result is sustainable cost reductions and higher, more consistent future returns

Third quarter commentary Sales per neighborhood down only 2% in quarter Sales seasonally softer but responsive to transparent pricing Continued to reduce supply of land and unsold inventory Total lots owned and controlled continue to decrease Unsold inventory down 33% year-over-year Cancellation rate decreased 240 bps sequentially to 33.0% Down 550 bps year-over-year

Q3 Homebuilding Operations Revenues down 30% to $1.81 billion Closings down 20% to 6,657 homes Average selling price decreased 11% to $268,588 Sales incentives and discounts reduced margins Discounts and incentives up 690 bps year over year Housing gross margin 12.5% SG&A expenses 14.3% of housing revenues, down 40 bps Backlog 5,537 sales (orders), down 10% (down 2% on a per nbhd basis) 8,513 units, down 36% $2.3 billion, down 47%

East 934 -23% 1,229 -23% Southeast 707 +20% 820 -28% Central 687 -16% 932 -17% Texas 1,208 -23% 1,355 -20% Northwest 872 -15% 980 -14% Southwest 1,070 +17% 1,252 -15% Other 59 +55% 89 -47% Total 5,537 -10% 6,657 -20% Homebuilding: Q3 Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended December 31, 2007

Cost reductions and cash flow Homebuilding SG&A reduced by 31% or $116 million year- over year Overhead per closing fell by 14% Improving core Centex business processes Simplifying, standardizing, consolidating Generated about $100 million in cash flow from homebuilding operations in the quarter Expect to generate $500 million in cash flow from homebuilding operations for the year

Key Messages Housing market continues to correct Decisive actions position Centex for success Aggressively building a better Centex

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